Exhibit 23.4

Consent of Independent Auditors

We consent to the use in this Registration Statement of Digital Brands Group, Inc. on Form S-1 of our audit report dated October 7, 2019, except for note 1, as to which the date is December 29, 2020 relating to the financial statements of Bailey 44, LLC as of December 31, 2018, and for the year then ended, and to the reference to our firm under the heading “Experts” in the Prospectus that is part of this Registration Statement.

/s/ Moss Adams LLP

January 6, 2022